Exhibit 4.1
ASSUMPTION SUPPLEMENTAL INDENTURE
          SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December 21, 2009, among Clearwire Communications LLC, a Delaware limited liability company (the “Company”), Clearwire Finance, Inc., a Delaware Corporation (“Finance Co” and together with the Company, the “Assuming Issuers”), the subsidiaries of the Company party hereto (the “Guaranteeing Subsidiaries”), Clearwire Escrow Corporation, a Delaware corporation, (the “Escrow Issuer”) and Wilmington Trust FSB, as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”) under the Indenture referred to below.
W I T N E S S E T H
          WHEREAS, the Escrow Issuer, the Trustee and the Collateral Agent executed and delivered the indenture dated as of December 9, 2009 (the “Indenture”), providing for the issuance of 12% Senior Secured Notes due 2015 (the “Notes”);
          WHEREAS, the Sections 1027 and 1109 of the Indenture provide that the Escrow Issuer may execute and deliver to the Trustee a supplemental indenture pursuant to which the Assuming Issuers shall unconditionally assume all the Escrow Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein;
          WHEREAS Sections 1027 and 1201 of the Indenture provide that under certain circumstances the Issuer is required to cause the Guaranteeing Subsidiaries to execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all the Issuer’s Obligations under the Notes and the Indenture pursuant to a Guarantee on the terms and conditions set forth herein and in the Indenture; and
          WHEREAS, pursuant to Section 901 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Escrow Issuer, the Assuming Issuers, the Guaranteeing Subsidiaries, the Trustee and the Collateral Agent mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
          1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
          2. AGREEMENT TO ASSUME OBLIGATIONS. The Assuming Issuers hereby agree to unconditionally assume the Escrow Issuer’s Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of the Issuer under the Indenture.
          3. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiaries hereby agree as follows:
     (a) The Guaranteeing Subsidiaries hereby become parties to the Indenture as Subsidiary Guarantors and as such will have all of the rights and be subject to all of the obligations and agreements of Subsidiary Guarantors under the Indenture. The Guaranteeing Subsidiaries agree to be bound by all of the provisions of the Indenture applicable to Subsidiary Guarantors and to perform all of the obligations and agreements of Subsidiary Guarantors under the Indenture.
     (b) The Guaranteeing Subsidiaries agree, on a joint and several basis, to fully, unconditionally and irrevocably Guarantee to each Holder of the Notes, the Collateral Agent and the Trustee the Obligations pursuant to Article Twelve of the Indenture on a senior basis.

          4. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiaries, as such, shall have any liability for any obligations of the Assuming Issuers or any Guaranteeing Subsidiary under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Securities Exchange Commission that such a waiver is against public policy.
          5. RELEASE OF OBLIGATIONS OF THE ESCROW ISSUER. Upon execution of this Supplemental Indenture by the Assuming Issuers, the Escrow Issuer, the Guaranteeing Subsidiaries, the Trustee and the Collateral Agent, the Escrow Issuer is released and discharged from all obligations under the Notes and the Indenture.
          6. NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
          7. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
          8. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
          9. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Issuer.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: December 21, 2009
CLEARWIRE ESCROW CORPORATION
	By:	/s/ Erik Prusch
		Name:	Erik Prusch
		Title:	Chief Financial Officer

CLEARWIRE COMMUNICATIONS LLC
By:	/s/ Erik Prusch
	Name:	Erik Prusch
	Title:	Chief Financial Officer

CLEARWIRE FINANCE, INC.
By:	/s/ Erik Prusch
	Name:	Erik Prusch
	Title:	Chief Financial Officer

[Signature Page to the Supplemental Indenture]

GUARANTORS:

CLEARWIRE LEGACY LLC and CLEARWIRE XOHM LLC

By: Clearwire Communications, LLC, as manager

By:	/s/ Erik Prusch

Name: Erik Prusch
Title: Chief Financial Officer

CLEAR WIRELESS, LLC and CLEARWIRE SPECTRUM HOLDINGS III LLC

By: Clearwire Communications, LLC, as member

By:	/s/ Erik Prusch

Name: Erik Prusch
Title: Chief Financial Officer

CLEAR GLOBAL SERVICES LLC and CLEARWIRE PAC LLC

By: Clear Wireless LLC, as member

By:	/s/ Erik Prusch

Name: Erik Prusch
Title: Chief Financial Officer
[Signature Page to the Supplemental Indenture]

CLEARWIRE US LLC, BILLING LEGACY LLC,
CLEARWIRE TELECOMMUNICATIONS SERVICES, LLC,
CLEARMEDIA, LLC, FIXED WIRELESS HOLDINGS, LLC,
CLEARWIRE SPECTRUM HOLDINGS II LLC and CLEARWIRE
SPECTRUM HOLDINGS LLC

By: Clearwire Legacy LLC, as member

By:	/s/ Erik Prusch

Name: Erik Prusch
Title: Chief Financial Officer

WINBEAM LLC

By: Clearwire US LLC, as member

By:	/s/ Erik Prusch

Name: Erik Prusch
Title: Chief Financial Officer

BWC SPECTRUM, LLC and SFT SPECTRUM, LLC

By: Clearwire Spectrum Holdings II LLC, as manager

By:	/s/ Erik Prusch

Name: Erik Prusch
Title: Chief Financial Officer
[Signature Page to the Supplemental Indenture]

CLEAR WIRELESS BROADBAND LLC, AMERICAN TELECASTING OF MINNESOTA, LLC, AMERICAN TELECASTING OF NEBRASKA, LLC, AMERICAN TELECASTING DEVELOPMENT, LLC, AMERICAN TELECASTING OF ANCHORAGE, LLC, AMERICAN TELECASTING OF BEND, LLC, AMERICAN TELECASTING OF BISMARCK, LLC, AMERICAN TELECASTING OF CINCINNATI, LLC, AMERICAN TELECASTING OF COLORADO SPRINGS, LLC, FRESNO MMDS ASSOCIATES, LLC, FMA LICENSEE SUBSIDIARY, LLC, AMERICAN TELECASTING OF COLUMBUS, LLC, AMERICAN TELECASTING OF DENVER, LLC, AMERICAN TELECASTING OF FORT MYERS, LLC, AMERICAN TELECASTING OF FT. COLLINS, LLC, AMERICAN TELECASTING OF GREEN BAY, LLC, AMERICAN TELECASTING OF JACKSON, LLC, AMERICAN TELECASTING OF LANSING, LLC, AMERICAN TELECASTING OF LINCOLN, LLC, AMERICAN TELECASTING OF LITTLE ROCK, LLC, AMERICAN TELECASTING OF LOUISVILLE, LLC, AMERICAN TELECASTING OF MEDFORD, LLC, AMERICAN TELECASTING OF MICHIANA, LLC, AMERICAN TELECASTING OF MONTEREY, LLC, AMERICAN TELECASTING OF OKLAHOMA, LLC, AMERICAN TELECASTING OF PORTLAND, LLC, AMERICAN TELECASTING OF REDDING, LLC, AMERICAN TELECASTING OF SALEM/EUGENE, LLC, AMERICAN TELECASTING OF SANTA BARBARA, LLC, AMERICAN TELECASTING OF SEATTLE, LLC, AMERICAN TELECASTING OF SHERIDAN, LLC, AMERICAN TELECASTING OF TOLEDO, LLC, AMERICAN TELECASTING OF YOUNGSTOWN, LLC, AMERICAN TELECASTING OF YUBA CITY, LLC, ATI OF SANTA ROSA, LLC, ATI SUB, LLC, NSAC, LLC, ALDA GOLD II, LLC, ALDA TUCSON, LLC, ALDA WIRELESS HOLDINGS, LLC, PCTV GOLD II, LLC, PCTV OF MILWAUKEE, LLC, PCTV OF SALT LAKE CITY, LLC, PCTV SUB, LLC, PEOPLE’S CHOICE TV OF ALBUQUERQUE, LLC, PEOPLE’S CHOICE TV OF HOUSTON, LLC, PEOPLE’S CHOICE TV OF ST. LOUIS, LLC, PEOPLE’S CHOICE TV OF TUCSON, LLC, PREFERRED ENTERTAINMENT, LLC, SPEEDCHOICE OF DETROIT, LLC, SPEEDCHOICE OF PHOENIX, LLC, WIRELESS CABLE OF INDIANAPOLIS, LLC, ATL MDS, LLC, BAY AREA CABLEVISION, LLC, BROADCAST CABLE, LLC, CHEROKEE

[Signature Page to the Supplemental Indenture]

WIRELESS OF KNOXVILLE, LLC, G&S TV LLC, LA MDS, LLC, NY MDS, LLC, SCC X, LLC, SF MDS, LLC, SPRINT (BAY AREA), LLC, TDI ACQUISITION SUB, LLC, TRANSWORLD TELECOM II, LLC, TTI ACQUISITION, LLC, TWTV SPOKANE, LLC, VIA/NET, LLC, WAVEPATH SUB, LLC, WBC NY, LLC, WBS CALIFORNIA, LLC, WBS IDAHO, LLC, WBS MONTANA, LLC, WBS OF AMERICA, LLC, WBS OF FT. PIERCE, LLC, WBS OF MELBOURNE, LLC, WBS OREGON, LLC, WBS OF SACRAMENTO, LLC, WBS WASHINGTON, LLC, WBS OF WEST PALM, LLC, WBSB LICENSING, LLC, WBSCB LICENSING, LLC, WBSE LICENSING, LLC, WBSFP LICENSING, LLC, WBSH LICENSING, LLC, WBSK LICENSING, LLC, WBSM LICENSING, LLC, WBSR LICENSING, LLC, WBSS LICENSING, LLC, WBSWP LICENSING, LLC, WBSY LICENSING, LLC, WCOF, LLC, WHI SD, LLC, WHI SUB, LLC, WIRELESS BROADBAND SERVICES OF AMERICA, LLC, WIRELESS BROADCASTING SYSTEMS OF KNOXVILLE, LLC and KENNEWICK LICENSING, LLC

By: Clearwire XOHM LLC, as manager

By:	/s/ Erik Prusch

Name: Erik Prusch
Title: Chief Financial Officer
[Signature Page to the Supplemental Indenture]

PUERTO RICO BROADBAND LLC

By: Clear Partner Holdings LLC, as manager

By:	/s/ John Bunce

Name: John Bunce
Title: President
[Signature Page to the Supplemental Indenture]

DETROIT BROADBAND LLC

By: Clear Partner Holdings LLC, as manager

By:	/s/ John Bunce

Name: John Bunce
Title: President
[Signature Page to the Supplemental Indenture]

CLEAR PARTNER HOLDINGS LLC

By: Clear Wireless LLC, as member

By:	/s/ Erik Prusch

Name: Erik Prusch
Title: Chief Financial Officer
[Signature Page to the Supplemental Indenture]

WILMINGTON TRUST FSB as Trustee and Collateral Agent

By:	/s/ Jane Schweiger

Name: Jane Schweiger
Title: Vice President
[Signature Page to the Supplemental Indenture]